UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2011
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33402 (Commission File Number)	72-1252405 (I.R.S. Employer Identification No.)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Alleged Termination of MOA
     By letter dated January 3, 2011, PACC Offshore Services Holding Pte Ltd. (“Buyer”) sent notice to Trico Marine Assets, Inc. (“Seller”), a subsidiary of Trico Marine Services, Inc. (the “Company”), of Buyer’s intention to cancel that certain Memorandum of Agreement (the “MOA”) dated November 23, 2010 regarding the sale by Seller to Buyer of the Trico Mystic (the “Vessel”). Buyer also requested immediate release of the purchase price (the “Sale Proceeds”).
     By letter dated January 6, 2010, counsel to Seller advised Buyer of Seller’s position that neither the MOA nor the related Order entered on December 1, 2010 by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) Granting Motion to Approve the Sale of Assets Free and Clear of Liens, Claims, and Encumbrances to Buyer (the “Order”) confers upon Buyer a right to a return of the escrowed Sale Proceeds at this time. Seller thereby advised Buyer that Seller is prepared to close immediately and has satisfied all performance conditions set forth in the Agreement. Seller believes that any refusal to close in accordance with the Order may be in bad faith, and Seller reserves all rights to seek any appropriate remedy to effectuate the provisions of the Order.
     Seller, however, seeks a consensual closing of the sale of the Vessel promptly. However, no assurance can be given whether or when a consensual closing will be consummated.
Use of Proceeds
     Reference is made to that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement dated as of August 24, 2010, as amended by Amendment No. 1 thereto dated as of September 21, 2010 and Amendment No. 2 thereto dated as of October 1, 2010 (the “DIP Credit Agreement”), the Company, the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Obsidian Agency Services, Inc., as agent.
     As previously disclosed, on November 29, 2010, the Company, Seller, Trico Marine Operators, Inc., Trico Marine International, Inc., Trico Holdco, LLC, and Trico Cayman, L.P. (collectively, the “Debtors”) and Tennenbaum Capital Partners, LLC (“Tennenbaum”), the Lender under the DIP Credit Agreement, reached an agreement regarding use of Cash Collateral under the DIP Credit Agreement. The Debtors agreed to (i) comply with the budget filed with the Bankruptcy Court on November 29, 2010, and (ii) use a portion of proceeds from the sale of the Trico Mystic and Trico Moon, as disclosed in the budget and along with proceeds from other asset sales, to reduce its obligations to Tennenbaum. Tennenbaum, in return, agreed to consent to the use of its Cash Collateral. The Bankruptcy Court approved this agreement at the hearing on November 29, 2010, and the sale of the Trico Moon closed on December 10, 2010.
     As a result of the failure to timely close the sale of the Trico Mystic, the Sales Proceeds have to date not been applied to, among other things, reduce the Debtors’ obligations to Tennenbaum as disclosed in the budget.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the Company’s and its subsidiaries’ ability to continue as a going concern; (ii) the ability of the Company and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (iii) the Company’s ability to maintain contracts that are critical to its operations; (iv) the potential adverse impact of the Company’s voluntary reorganization under Chapter 11 of Title 11 of the United States Code on its liquidity or results of operations; (v) the ability of the Company to attract, motivate and/or retain key executives and employees; (vi) the ability of the Company to attract and retain customers; and (vii) other risks and factors regarding the Company and its industry identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 7, 2011

TRICO MARINE SERVICES, INC.
By:	/s/ Brett A. Cenkus
	Name:	Brett A. Cenkus
	Title:	General Counsel and Secretary